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                                                                    EXHIBIT 23.3

               CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Amended and Restated 1995 Equity Participation Plan, of our report dated February 11, 2003, with respect to the consolidated financial statements of Ambassadors International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002 and our report dated March 26, 2003 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Orange County, California
April 1, 2003